Exhibit 107

Calculation of Filing Fee Tables

FORM S-4

FUTURE VISION II ACQUISITION CORP.
 (Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Security	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee
Equity	Ordinary Shares, $0.0001 par value	Rule 457(f) and (c)	9,950,250	$10.23	$101,791,057.5	$0.00015310	$15,584.21
	Total Offering Amounts				$101,791,057.5		$15,584.21
	Total Fees Previously Paid						-
	Total Fee Offsets						N/A
	Net Fee Due						$15,584.21
Sources

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act. The proposed maximum aggregate offering price is calculated based on the $100 million valuation of VIWO Technology Inc. as set forth in the Merger Agreement, divided by the 9,950,250 shares being issued, resulting in a deemed price per share of $10.05.